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                          UNITED BANCORP, INC FORM 10-K

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the prospectus constituting part of the Registration Statement on Form S-3 (Registration No. 333-01081) for United Bancorp, Inc., the 1995 Dividend Reinvestment Plan, of our report dated January 15, 2003, relating to the consolidated balance sheets of United Bancorp, Inc. as of December 31, 2002 and 2001 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2002.


                                           Crowe, Chizek and Company LLP

Columbus, Ohio
March 14, 2003